UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 29, 2010
Date of Report (Date of earliest event reported)

RENTRAK CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-15159	93-0780536
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon 97220

(Address of principal executive offices, zip code)

(503) 284-7581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 29, 2010, Rentrak Corporation (“Rentrak”), an Oregon corporation, completed its acquisition (the “Acquisition”) of shares of Nielsen EDI Limited, a private limited liability company incorporated and registered under the laws of England and Wales, and certain assets of The Nielsen Company (US), LLC, a Delaware limited liability company (the “Seller”), in the United States, Australia, Germany, France, Mexico, Argentina, and Spain relating exclusively to the portion of the Seller’s business that provides information management and business intelligence services by gathering and tracking theatrical gross receipt ticket sales and related information at movie theaters in certain countries for films and pay-per-view screenings at such facilities (collectively, the “EDI-Business”).  The Acquisition was consummated pursuant to a Master Purchase Agreement, dated as of December 14, 2009, between Rentrak and the Seller, as amended by Amendment No. 1 to the Master Purchase Agreement, dated as of January 29, 2010, between Rentrak and the Seller (as amended, the “Purchase Agreement”).

As consideration for the Acquisition of the EDI-Business, Rentrak paid a purchase price in cash to the Seller equal to US$15,000,000 plus US$1,813,000 in working capital adjustment, and assumed certain liabilities of the EDI-Business.  The Purchase Agreement contains customary representations, warranties and covenants.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Master Purchase Agreement and Amendment No. 1 thereto, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.

In connection with the Acquisition, Rentrak and the Seller entered into a Data License Agreement, dated January 29, 2010, which provides the Seller with continued access to certain box office sales information for certain of the Seller’s existing products and services that currently use or feature such data, and a Transition Services Agreement, dated January 29, 2010, whereby the Seller agreed to provide certain services to Rentrak on a transitional basis.

Other than in respect of the Acquisition, there is no material relationship between the Seller and Rentrak or any of Rentrak’s affiliates, directors or officers or any associate of any such director or officer.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On February 1, 2010, Rentrak issued a press release announcing the consummation of the Acquisition.  A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated herein by this reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Business Acquired

It is impracticable to provide the financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)        Pro Forma Financial Information

It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)        Exhibits

Exhibit No.      Description

2.1            Master Purchase Agreement, dated as of December 14, 2009, by and between Rentrak Corporation and The Nielsen Company (US), LLC (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2            Amendment No. 1 to the Master Purchase Agreement, dated as of January 29, 2010 (the exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1          Press Release entitled “Rentrak Completes Acquisition of Nielsen EDI” issued by Rentrak Corporation on February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTRAK CORPORATION

Date: February 4, 2010	By:	/s/ David Chemerow
David Chemerow
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

2.1              Master Purchase Agreement, dated as of December 14, 2009, by and between Rentrak Corporation and The Nielsen Company (US), LLC (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2              Amendment No. 1 to the Master Purchase Agreement, dated as of January 29, 2010 (the exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1            Press Release entitled “Rentrak Completes Acquisition of Nielsen EDI” issued by Rentrak Corporation on February 1, 2010.